UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

LANDAUER, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

(708) 755-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2016, Michael T. Leatherman provided notice to the Board of Directors (the “Board”) of Landauer, Inc. (the “Company”) that he intends to retire from the position of Executive Chairman of the Board, effective at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).  If re-elected at the 2017 Annual Meeting, Mr. Leatherman will continue to serve as a director of the Company. The Board expects that it will appoint William G. Dempsey to succeed Mr. Leatherman as Chairman of the Board, subject to Mr. Dempsey’s re-election as a director at the 2017 Annual Meeting, and that Mr. Dempsey will serve as Chairman in a non-executive capacity.  If Mr. Dempsey becomes Chairman of the Board, the Board expects that he will no longer serve as Chairman of the Compensation Committee of the Board and that it will appoint Mr. Thomas M. White to serve in that role.

Mr. Leatherman, age 63, has been a director since 2008. Mr. Leatherman has served as Executive Chairman of the Board since October 2015. From December 2014 through September 2015, Mr. Leatherman served as President and Chief Executive Officer of the Company. From September 2014 through December 2014, Mr. Leatherman was the Company’s Interim President and Chief Executive Officer, and from September 2011 through December 2011, he was Interim Chief Financial Officer of the Company.  Mr. Leatherman began his career in public accounting, working with various firms from 1974-1976.  In 1977, Mr. Leatherman joined Wallace Business Forms, which later became Wallace Computer Services.  In 1984, Mr. Leatherman received a Certified Public Accountant certificate in Illinois, but has not practiced as such.    From 1984 to 1990, Mr. Leatherman was Chief Executive Officer of FSC Paper Corporation, a subsidiary of Smorgon Consolidated Industries.  From 1990 to 2000, Mr. Leatherman held various senior leadership positions with Wallace Computer Services including Executive Vice President, Chief Information Officer and Chief Financial Officer from 1998 to 2000.

William G. Dempsey, age 65, has been a director since 2008 and the Lead Director of the Board since October 2016. Since 2007, Mr. Dempsey retired and has been serving as Director of various public and private companies. He currently serves as a director of Hill-Rom Holdings and Ashland Inc.  From 1982 to 2007, Mr. Dempsey held various senior leadership positions with Abbott Laboratories including Executive Vice President, Global Pharmaceuticals from 2006 to 2007. Abbott Laboratories is a global, broad-based health care company devoted to discovering new medicines, new technologies and new ways to manage health. From 1977 to 1982, Mr. Dempsey held various positions with Sciaky Bros., a manufacturer of high-tech electron beam, laser welding and heat treating systems.

Thomas M. White, age 59, has been a director since 2004. In January 2015, Mr. White became the Executive Chairman of Cardinal Logistics Holdings, LLC, which provides dedicated transportation and logistics services. From 2007 to 2014, Mr. White served as Operating Partner for Apollo Management L.P., a private equity firm. During 2013 and 2014, Mr. White served as Interim Chief Operating Officer of CEVA Logistics, an Apollo owned entity in the Netherlands, which provides contract logistics and freight forwarding services. During 2011 and 2012, he served as Chief Financial Officer of Constellium, an Apollo owned entity in France, which produces aluminum products. During 2009 and 2010, Mr. White served as Chief Financial Officer of SkyLink Aviation, Inc., an Apollo owned entity in Canada, which provides air charter logistics services. From 2002 to 2007, Mr. White served as Chief Financial Officer of Hub Group, Inc., a NASDAQ listed company which provides logistics services. Prior to joining Hub Group, Mr. White was an audit partner with Arthur Andersen, which he joined in 1979. In 1981, Mr. White received a Certified Public Accountant certificate in Illinois.  He has not practiced as a Certified Public Accountant since leaving Arthur Andersen in 2002.

All of these changes, including the recent addition of Teri Fontenot to the Board, resulted from an orderly succession planning process designed to address certain Director retirements and to deepen and diversify the expertise of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.
Date: November 22, 2016	By: /s/ Daniel J. Fujii
Daniel J. Fujii Chief Financial Officer